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                                                            STATE OF DELAWARE
                                                            SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 09/17/1999
                                                             991388422-2240021


             CERTIFICATE OF MERGER OF EMPIRE RESOURCES, INC. INTO
                       INTEGRATED TECHNOLOGY USA, INC.


     The undersigned corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:


     FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

   -------------------------------------------------------------
  |     Name                             State of Incorporation |
  |     ----                             ---------------------- |
  |-------------------------------------------------------------|
  | Integrated Technology USA, Inc.                Delaware     |
  |-------------------------------------------------------------|
  | Empire Resources, Inc.                         Delaware     |
   -------------------------------------------------------------


     SECOND: That a plan and agreement of merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the General Corporation Law of the State of Delaware.

     THIRD: That the name of the surviving corporation of the merger is Integrated Technology USA, Inc.

     FOURTH: That the certificate of incorporation of the surviving corporation shall be amended by deleting the existing Article I and substituting therefor the following new Article I:


                                  ARTICLE I
            The name of the corporation is Empire Resources, Inc.

     FIFTH: That the executed plan and agreement of merger is on file at the principal place of business of the surviving corporation. The address of the principal place of business of the surviving corporation is One Parker Plaza, Fort Lee, New Jersey 07024.

     SIXTH: That a copy of the plan and agreement of merger will be furnished by the surviving corporation, on request and without cost to any stockholder of any constituent corporation.

  IN WITNESS WHEREOF, Integrated Technology USA, Inc. has caused the Certificate to be signed by William Spier, its authorized officer, this 15th day of September, 1999.



Integrated Technology USA, Inc.



BY: William Spier
    ----------------------
TITLE: Acting Chief Executive Officer